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                                                                     EXHIBIT 4.4


                                 SIXTH AMENDMENT
                                       TO
              FIRST AMENDED, RESTATED, AND COMBINED LOAN AGREEMENT
                     BY AND BETWEEN CARRIZO OIL & GAS, INC.
                                AND COMPASS BANK


         This Sixth Amendment to the Loan Agreement (this "Sixth Amendment") by and between CARRIZO OIL & GAS, INC., a Texas corporation (the "Borrower"), and COMPASS BANK, a Texas chartered bank (the "Bank"), is entered into on this 23rd day of April 1999, and shall be effective as of that date for all purposes.

                              W I T N E S S E T H:

         Borrower and Bank entered into a First Amended, Restated, and Combined Loan Agreement dated August 28, 1997, as amended by the First Amendment thereto dated December 23, 1997, the Second Amendment thereto dated December 30, 1997, the Third Amendment thereto dated July 30, 1998, the Fourth Amendment thereto dated September 24, 1998 and the Fifth Amendment thereto dated March 22, 1999 (collectively, the "Loan Agreement"). Capitalized terms used, but not defined herein, shall have the meanings prescribed therefor in the Loan Agreement.

         Borrower has requested that Bank waive non-compliance with and adjust a certain covenant in the Loan Agreement.

         NOW, THEREFORE, in consideration of the mutual promises herein contained, and for other good and valuable consideration, the receipt and sufficiency of which are acknowledged by Borrower and Bank, and each intending to be legally bound hereby, the parties agree as follows:

         I. Specific Amendments to Loan Agreement.

         Article I of the Loan Agreement is hereby amended by adding the following definitions thereto:

                  "Sixth Amendment" means the Sixth Amendment to this Agreement executed by Borrower and Bank on April 23, 1999.

         Article III of the Loan Agreement is hereby amended by adding the following Section 3.20.

                  3.20 Conditions Precedent in Connection with the Sixth Amendment. The obligation of Bank to enter into the Sixth Amendment is subject to satisfaction of the following conditions precedent:

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                  (a) Receipt of Sixth Amendment and Compliance Certificate.
         Bank shall have received multiple counterparts of the Sixth Amendment, as requested by Bank, and the Compliance Certificate duly executed by an authorized officer for Borrower.

                  (b) Accuracy of Representations and Warranties and No Event of Default. The representations and warranties contained in Article IV of the Loan Agreement shall be true and correct in all material respects on the date of the Sixth Amendment with the same effect as though such representations and warranties had been made on such date; and no Event of Default shall have occurred and be continuing or will have occurred at the completion of the making of such Loan.

                  (c) Legal Matters Satisfactory to Special Counsel to Bank. All legal matters incident to the consummation of the transactions contemplated by the Sixth Amendment shall be satisfactory to the firm of Porter & Hedges, L.L.P., special counsel for Bank.

                  (d) No Material Adverse Change. No material adverse change shall have occurred since the date of this Agreement in the condition, financial or otherwise, of Borrower.

         Article V of the Loan Agreement is hereby amended by revising the following Section 5.19, as amended pursuant to the First Amendment, in its entirety to read as follows:

                  5.19 Tangible Net Worth Requirement. Effective December 31, 1998, Borrower shall maintain a total Tangible Net Worth of not less than $38,000,000.00, increasing by: (x) fifty percent (50%) of net income (excluding losses) of Borrower subsequent to December 31, 1998, and (y) one hundred percent (100%) of any increases in shareholders' equity resulting from the sale or issuance of stock in Borrower subsequent to December 31, 1998. For purposes of this Section, shareholders' equity shall be deemed to include the consideration paid to Borrower for its sale of the 300,000 shares of 9% Series A Preferred Stock, par value $0.01 per share, pursuant to the ECT Transaction, as well as any consideration paid to Borrower for the exercise of any of the 1,000,000 warrants that are exercisable for the purchase of 1,000,000 shares of common stock of Carrizo Oil & Gas, Inc., par value $0.01 per share, pursuant to the ECT Transaction, but shareholder's equity shall exclude the value of any such 9% Series A Preferred Stock that is subsequently redeemed by the issuance of common stock of Borrower.

         II. Reaffirmation of Representations and Warranties. To induce Bank to enter into this Sixth Amendment, Borrower hereby reaffirms, as of the date hereof, its representations and warranties contained in Article IV of the Loan Agreement and in all other documents executed pursuant thereto, and additionally represents and warrants as follows:

                  A. The execution and delivery of this Sixth Amendment and the performance by Borrower of its obligations under this Sixth Amendment are within Borrower's power, have been duly authorized by all necessary corporate action, have received all necessary governmental approval (if any shall be required), and do not and will not contravene or

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         conflict with any provision of law or of the charter or by-laws of
         Borrower or of any agreement binding upon Borrower.

                  B. The Loan Agreement as amended by this Sixth Amendment, represents the legal, valid and binding obligations of Borrower, enforceable against Borrower in accordance with its terms, subject as to enforcement only to bankruptcy, insolvency, reorganization, moratorium or other similar laws affecting the enforcement of creditors' rights generally.

                  C. No Event of Default or Unmatured Event of Default has occurred and is continuing as of the date hereof.

         III. Defined Terms. Except as amended hereby, terms used herein that are defined in the Loan Agreement shall have the same meanings in this Sixth Amendment.

         IV. Reaffirmation of Loan Agreement. This Sixth Amendment shall be deemed to be an amendment to the Loan Agreement, and the Loan Agreement, as further amended hereby, is hereby ratified, approved and confirmed in each and every respect. All references to the Loan Agreement herein and in any other document, instrument, agreement or writing shall hereafter be deemed to refer to the Loan Agreement as amended hereby.

         V. Entire Agreement. The Loan Agreement, as hereby further amended, embodies the entire agreement between Borrower and Bank and supersedes all prior proposals, agreements and understandings relating to the subject matter hereof. Borrower certifies that it is relying on no representation, warranty, covenant or agreement except for those set forth in the Loan Agreement as hereby further amended and the other documents previously executed or executed of even date herewith.

         VI. Governing Law. THIS SIXTH AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF TEXAS AND THE APPLICABLE LAWS OF THE UNITED STATES OF AMERICA. This Sixth Amendment has been entered into in Harris County, Texas, and it shall be performable for all purposes in Harris County, Texas. Courts within the State of Texas shall have jurisdiction over any and all disputes between Borrower and Bank, whether in law or equity, including, but not limited to, any and all disputes arising out of or relating to this Sixth Amendment or any other Loan Document; and venue in any such dispute whether in federal or state court shall be laid in Harris County, Texas.

         VII. Severability. Whenever possible each provision of this Sixth Amendment shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Sixth Amendment shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provision or the remaining provisions of this Sixth Amendment.


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         VIII Execution in Counterparts. Each party hereto acknowledges that this Agreement may be executed in several counterparts by each party at different times and in different locations; that each separate counterpart bearing the signature of any party may be effectively delivered to the other parties by the delivery of an electronic facsimile sent via telecopier; that each party so delivering any such counterpart shall be bound by its facsimile signature thereon; and that the signature pages from counterparts signed by each party may be collated into one or more copies of this agreement, which shall constitute one and the same agreement among all parties hereto.

         IX Section Captions. Section captions used in this Sixth Amendment are for convenience of reference only, and shall not affect the construction of this Sixth Amendment.

         X Successors and Assigns. This Sixth Amendment shall be binding upon Borrower and Bank and their respective successors and assigns, and shall inure to the benefit of Borrower and Bank, and the respective successors and assigns of Bank.

         XI Non-Application of Chapter 346 of Texas Finance Codes. In no event shall Chapter 346 of the Texas Finance Code (which regulates certain revolving loan accounts and revolving tri-party accounts) apply to this Loan Agreement as hereby further amended or any other Loan Documents or the transactions contemplated hereby.

         XII Notice. THIS SIXTH AMENDMENT TOGETHER WITH THE LOAN AGREEMENT, AND THE OTHER LOAN DOCUMENTS REPRESENT THE FINAL AGREEMENT BETWEEN THE PARTIES AND MAY NOT BE CONTRADICTED BY EVIDENCE OF PRIOR, CONTEMPORANEOUS OR SUBSEQUENT ORAL AGREEMENTS OF THE PARTIES. THERE ARE NO UNWRITTEN ORAL AGREEMENTS BETWEEN THE PARTIES.

         IN WITNESS WHEREOF, the parties hereto have caused this Sixth Amendment to be duly executed as of the day and year first above written.

BANK                                        BORROWER

COMPASS BANK                                CARRIZO OIL & GAS, INC.


By:                                         By:
   ------------------------------              --------------------------------
      Kathleen J. Bowen                           Frank A. Wojtek
      Vice President                              Vice President


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                             COMPLIANCE CERTIFICATE


                  I, Frank A. Wojtek, Vice President of CARRIZO OIL & GAS, INC. (the "Company"), pursuant to Section 3.20 of the First Amended, Restated, and Combined Loan Agreement dated as of August 28, 1997, as amended, by and among COMPASS BANK ("Bank") and the Company (the "Agreement") do hereby certify, as of the date hereof, that to my knowledge:

         1. No Event of Default (as defined in the Agreement) has occurred and is continuing, and no Unmatured Event of Default (as defined in the Agreement) has occurred and is continuing;

         2. No material adverse change has occurred in the business prospects, financial condition, or the results of operations of the Company since the date of the previous Financial Statements (as defined in the Agreement) provided to Bank;

         3. Each of the representations and warranties of the Company contained in Article IV of the Agreement is true and correct in all respects.

                  This certificate is executed this 23 day of April 1999.


                                                ----------------------------
                                                      Frank A. Wojtek


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